Exhibit 5.1

[Opinion of Snell & Wilmer L.L.P.]

September 26, 2014

Net Element, Inc.

3363 NE 163rd St., Suite 705

North Miami Beach, Florida 33160

Re:          Amendment No. 4 to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Net Element, Inc., a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of that certain Amendment No. 4 to the Registration Statement (File No. 333-186621) on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to:

(i)          the registration and sale by the selling securityholders named in the Registration Statement of an aggregate of 4,340,000 warrants to purchase shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which warrants were originally issued to Cazador Sub Holdings Ltd. in a private placement prior to the Company’s initial public offering (the “Warrants”). The Warrants were issued pursuant to a Warrant Agreement, dated as of October 7, 2010, by and between the Company and Continental Stock Transfer & Trust Company (the “Warrant Agreement”);

(ii)         the registration and sale by the selling securityholders name in the Registration Statement of an aggregate of 6,538,544 shares of Common Stock (the “Resale Stock”); and

(iii)        the registration, issuance and sale by the Company of an aggregate of 4,340,000 shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Stock”).

We collectively refer to the Warrants, the Resale Stock and the Warrant Stock as the “Securities.” The Company is registering the Securities for sale from time to time pursuant to Rule 415 promulgated under the Securities Act.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the filing of the Registration Statement.

In our examination, we have reviewed and are familiar with the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents and (v) the power and authority of all persons (other than the Company) signing such documents to execute, deliver and perform under such documents, and the valid authorization, execution and delivery of such documents by such persons. Our opinions are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

(1)         The Warrants constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(2)         The shares of Resale Stock are validly issued, fully paid and non-assessable.

(3)         The shares of Warrant Stock, when issued upon exercise of the Warrants in the manner and on the terms described in the Registration Statement, the Warrant Agreement and the Warrants, including receipt of the requisite consideration set forth therein, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.